UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 31, 2014

Halyard Health, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5405 Windward Parkway Suite 100 South Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (678) 425-9273

P. O. Box 619100, Dallas, Texas 75261-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2014 (the “Distribution Date”), Kimberly-Clark Corporation (“Kimberly-Clark”) completed the previously announced spin-off of its health care business, into a stand-alone, publicly traded company named Halyard Health, Inc. (“Halyard”). To effect the spin-off, Kimberly-Clark distributed to its stockholders one share of Halyard common stock, par value $0.01 per share, for every eight shares of Kimberly-Clark common stock (the “Distribution”) outstanding as of October 23, 2014, the record date for the Distribution. In lieu of fractional shares, stockholders of Kimberly-Clark will receive cash, which generally will be taxable.

In connection with the Distribution, Halyard entered into definitive agreements with Kimberly-Clark and/or its affiliates that, among other things, set forth the terms and conditions of the Distribution and provide a framework for Halyard’s relationship with Kimberly-Clark after the Distribution. Descriptions of these definitive agreements entered into in connection with the Distribution are included below.

Distribution Agreement

On October 31, 2014, Halyard entered into a distribution agreement with Kimberly-Clark. The distribution agreement identifies the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to Halyard and Kimberly-Clark as part of the separation of Kimberly-Clark’s health care business from its other businesses, and provides for when and how these transfers, assumptions and assignments will occur. With certain exceptions, the distribution agreement provides for a full and complete release and discharge of all liabilities existing before the Distribution Date between Halyard or any of its affiliates, on the one hand, and Kimberly-Clark or any of its affiliates (other than Halyard), on the other hand. The distribution agreement contains cross-indemnification provisions principally designed to place financial responsibility for the obligations and liabilities of Halyard-related businesses with Halyard and financial responsibility for obligations and liabilities of Kimberly-Clark-related businesses with Kimberly-Clark. Subject to certain specified exceptions, the distribution agreement provides that each party will assume the liability for, and control of, all pending or threatened legal matters related to its own business, including liabilities for any claims or legal proceedings related to products that had been part of its business but were discontinued prior to the distribution.

Pursuant to the distribution agreement, immediately prior to the Distribution and subject to a post-closing true-up, Halyard made a cash distribution to Kimberly-Clark equal to $680.0 million.

The foregoing description of the distribution agreement is not complete and is qualified in its entirety by reference to the full text of the distribution agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Transition Services Agreement

On October 31, 2014, Halyard entered into a transition services agreement with Kimberly-Clark pursuant to which Halyard, Kimberly-Clark and each company’s respective affiliates will provide to each other various transitional services, including, but not limited to, employee payroll and benefits administration, information technology services, financial and tax services, transportation and logistics, procurement services, order management and processing, regulatory compliance and other support services. The services generally will commence on the Distribution Date and terminate no later than two years thereafter.

Subject to certain exceptions, the liabilities of each party providing services under the transition services agreement will generally be limited to the aggregate charges actually paid to such party by the other party pursuant to the transition services agreement during the twelve months prior to the event giving rise to the liability. The transition services agreement also provides that the provider of a service shall not be liable to the recipient of such service for any special, indirect, incidental or consequential damages, except in connection with certain indemnification matters. The transition services agreement also provides that the party receiving the services will indemnify the service provider for damages except to the extent caused by the gross negligence or willful misconduct of the service provider or damage to the service provider’s property caused by the service provider’s conduct in the provision of the services.

The foregoing description of the transition services agreement is not complete and is qualified in its entirety by reference to the full text of the transition services agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Tax Matters Agreement

On October 31, 2014, Halyard entered into a tax matters agreement with Kimberly-Clark which generally governs Kimberly-Clark’s and Halyard’s respective future rights, responsibilities and obligations with respect to taxes and tax benefits attributable to Halyard’s business, as well as any taxes incurred by Kimberly-Clark in the case of the failure of the Distribution to qualify for tax-free treatment under Sections 368(a)(1)(D) or 355 of the Internal Revenue Code of 1986, as amended (the “Code”). The tax matters agreement also sets forth Kimberly-Clark’s and Halyard’s respective obligations with respect to the filing of tax returns, the administration of tax contests, assistance and cooperation and other tax-related matters.

The foregoing description of the tax matters agreement is not complete and is qualified in its entirety by reference to the full text of the tax matters agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Employee Matters Agreement

On October 31, 2014, Halyard entered into an employee matters agreement with Kimberly-Clark to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefit plans and programs and other related matters. These matters include, but are not limited to, the treatment of outstanding Kimberly-Clark equity awards and certain other outstanding annual and long-term incentive awards, the continued participation of Halyard’s active employees in the health and welfare benefit plans sponsored by Kimberly-Clark through December 31, 2014, and the participation of Halyard’s active employees in the Halyard 401(k) retirement benefit plan.

The foregoing description of the employee matters agreement is not complete and is qualified in its entirety by reference to the full text of the employee matters agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Intellectual Property License Agreements

On October 31, 2014, Avent, Inc. (“Avent”), a wholly-owned subsidiary of Halyard, entered into a patent and know-how license agreement with an affiliate of Kimberly-Clark pursuant to which Kimberly-Clark or such affiliate granted a perpetual, royalty-free license to Halyard to use certain intellectual property rights, including patents related to global non-wovens technology.

In addition, on October 31, 2014, Avent entered into several trademark license agreements with an affiliate of Kimberly-Clark, including (i) a royalty-free, perpetual trademark license agreement pursuant to which Kimberly-Clark or such affiliate granted Halyard a license to use Kimberly-Clark’s KIMGUARD and DAISY design marks, (ii) a two-year royalty-bearing trademark license agreement pursuant to which Kimberly-Clark or such affiliate granted Halyard a license to continue to use certain of Kimberly-Clark’s other trademarks, trade names and service marks that were used in Halyard’s business as of the Distribution Date (e.g., KIMBERLY-CLARK and other KIM-formative marks) and (iii) an eight year, royalty-bearing fixed term trademark license agreement, in which Halyard granted Kimberly-Clark licenses to continue to use marks that are now owned by Halyard following the Distribution but are used by Kimberly-Clark in its other business segments, including marks for gloves.

The foregoing description of the intellectual property license agreements is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.4-10.7 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Credit Agreement

On October 31, 2014, Halyard, as borrower, entered into a credit agreement among Morgan Stanley Senior Funding, Inc., as term loan administrative agent, Citibank, N.A., as revolver administrative agent and swing-line lender and the other parties thereto, establishing credit facilities in aggregate principal amount of $640.0 million, including a five-year senior secured revolving credit facility allowing borrowings of up to $250.0 million, with a letter of credit subfacility in an amount of $75 million and a swingline subfacility in an amount of $25.0 million (the “Revolving Credit Facility”), and a seven-year senior secured term loan of $390.0 million (the “Term Loan Facility”).

All obligations under the credit agreement and obligations under certain hedging agreements and cash management arrangements are (i) guaranteed by Halyard and each of its direct and indirect, existing and future, material wholly-owned domestic restricted subsidiaries and (ii) secured by substantially all of Halyard’s and the guarantors’ present and after-acquired personal property and material fee-owned real property, subject to certain exceptions.

In addition, the credit agreement contains an accordion feature that will allow Halyard, subject to the satisfaction of certain conditions, including Halyard’s receipt of increased commitments from existing lenders or new commitments from new lenders, to incur additional term loans under the Term Loan Facility or under new term loan facilities or to increase the amount of the commitments under the Revolving Credit Facility, including through the establishment of one or more tranches under the Revolving Credit Facility, in an aggregate principal amount not to exceed the sum of (i) $255 million, plus (ii) voluntary prepayments of loans under the Term Loan Facility and voluntary commitment reductions under the Revolving Credit Facility, plus (iii) an unlimited amount, so long as Halyard’s consolidated net secured leverage ratio is equal to or less than 2.50 to 1.00, after giving pro forma effect to the incurrence of any such incremental loans or commitments. The credit agreement contains a feature that allows Halyard, subject to consent of the extending lenders, to extend the maturity of the commitments or loans outstanding under each of the Term Loan Facility and Revolving Credit Facility.

Borrowings under the Term Loan Facility will bear interest, at Halyard’s option, at either (i) a reserve-adjusted LIBOR rate plus 3.25%, or (ii) a base rate (calculated as the greatest of (1) the prime rate, (2) the U.S. federal funds effective rate plus 0.50% and (3) the one month LIBOR Rate plus 1.00%) plus 2.25%.

Borrowings under the Revolving Credit Facility will bear interest, at Halyard’s option, at either (i) a reserve-adjusted LIBOR rate, plus a margin initially equal to 2.25% and then, following Halyard’s delivery under the credit agreement of Halyard’s financial statements for Halyard’s fiscal quarter ending March 31, 2015, ranging between 1.75% to 2.50% per annum, depending on Halyard’s consolidated total leverage ratio, or (ii) the base rate plus a margin initially equal to 1.25% and then, following Halyard’s delivery of those financial statements, ranging between 0.75% to 1.50% per annum, depending on Halyard’s consolidated total leverage ratio. The unused portion of Halyard’s Revolving Credit Facility will be subject to a commitment fee equal to (i) 0.25% per annum, when Halyard’s consolidated total leverage ratio is less than 2.25 to 1.00 and (ii) 0.40% per annum, otherwise.

The credit agreement contains certain affirmative and negative covenants that Halyard considers usual and customary for an agreement of this type. Such covenants, subject to exceptions, limit Halyard’s ability and the ability of Halyard’s restricted subsidiaries to, among other things:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions or repurchase or redeem Halyard’s capital stock;

•	prepay, redeem or repurchase subordinated indebtedness or modify the agreements relating thereto;

•	make loans, investments and acquisitions;

•	sell, transfer or otherwise dispose of assets;

•	create or incur liens;

•	enter into certain types of transactions with affiliates;

•	enter into agreements restricting Halyard’s restricted subsidiaries’ ability to pay dividends;

•	consolidate, merge or sell all or substantially all of Halyard’s assets; and

•	create unrestricted subsidiaries.

In addition, under the Revolving Credit Facility, but not the Term Loan Facility, Halyard is subject to financial covenants restricting Halyard’s consolidated net secured leverage ratio from exceeding 2.50 to 1.00 and Halyard’s consolidated interest coverage ratio from being less than 3.00 to 1.00.

Repayment of borrowings under the Term Loan Facility and Revolving Credit Facility will be subject to acceleration upon the occurrence of certain events of default that Halyard considers usual and customary for an agreement of this type, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to material indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of material loan or security documents to be in force and effect, and change of control. Failure to comply with the financial covenants described above will not constitute an event of default under the Term Loan Facility unless and until the Revolving Credit Facility is terminated and accelerated by the requisite lenders thereunder.

The Term Loan Facility requires quarterly amortization payments equal to 0.25% of the aggregate principal amount of the term loans outstanding on the closing date. Halyard is permitted to prepay all or a portion of the term loans and revolving loans under the credit agreement at any time, subject, in the case of the Term Loan Facility, to a 1.00% premium if Halyard effects a repricing transaction in the first year after the closing date. Borrowings under the credit agreement are subject to mandatory prepayments with the net cash proceeds of certain issuances of debt, certain asset sales and other dispositions and certain casualty events, and, starting with the fiscal year ending December 31, 2015, with excess cash flow if Halyard’s consolidated net secured leverage ratio is not less than 1.00 to 1.00.

The administrative agents and certain of the parties to the credit agreement and certain of their respective affiliates have performed in the past, and may perform in the future, banking, investment banking or other advisory services for Halyard and its affiliates from time to time for which they have received, or will receive, customary fees and expenses.

The foregoing description of the credit agreement is not complete and is qualified in its entirety by reference to the full text of the credit agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the credit agreement included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors; Election of Directors

On October 31, 2014, the Board of Directors of Halyard (the “Board”) expanded its size from four directors to seven directors, effective as of immediately prior to the Distribution (the “Effective Time”). Each of Robert E. Abernathy, the Chairman of the Board and Chief Executive Officer of Halyard, Ronald W. Dollens, Lead Director, Dr. Julie Shimer, John P. Byrnes, Patrick J. O’ Leary, and Gary D. Blackford were elected as a director of Halyard, effective as of the Effective Time. John W. Wesley, Mark Buthman and Nancy Loewe, who had been serving as members of the Board, ceased to be directors of Halyard effective as of the Effective Time. Heidi K. Fields, who had been elected to the Board effective October 21, 2014, remains on the Board and will continue to serve as a director of Halyard following the Distribution. Information regarding each of these directors and the board committees on which they serve is included in the section entitled “Management” in Halyard’s Information Statement, filed as Exhibit 99.2 to Halyard’s Form 8-K (“Halyard’s Information Statement”), filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2014 and is incorporated by reference into this Item 5.02.

The Board has determined that (i) each of Ronald W. Dollens, Heidi K. Fields, Dr. Julie Shimer, John P. Byrnes, Patrick J. O’ Leary, and Gary D. Blackford qualify as independent directors under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of the New York Stock Exchange (the “NYSE”) and that Ms. Fields satisfies the financial literacy and other requirements to be considered an audit committee financial expert under the rules and regulations of the SEC and the applicable listing standards of the NYSE.

Election of Certain Officers

Effective as of the Effective Time, the following individuals were elected to serve as executive officers of Halyard in their respective positions listed below:

Name	Position

Robert E. Abernathy	Chairman of the Board and Chief Executive Officer

Rhonda D. Gibby	Senior Vice President and Chief Human Resources Officer

Christopher G. Isenberg	Senior Vice President – Global Supply Chain and Procurement

Christopher M. Lowery	Senior Vice President and Chief Operating Officer

Warren J. Machan	Senior Vice President – Business Strategy

Steven E. Voskuil	Senior Vice President and Chief Financial Officer

John W. Wesley	Senior Vice President, General Counsel and Chief Ethics and Compliance Officer

Each of Messrs. Voskuil, Lowery and Wesley and Ms. Gibby entered into a letter agreement with Kimberly-Clark that established his or her total compensation as of the Distribution Date and addressed other compensation items following the Distribution Date. Copies of each of the letter agreements were filed as exhibits to Halyard’s registration statement on Form 10, as amended. Descriptions of the letter agreements are included in the section entitled “Executive Compensation” in Halyard’s Information Statement and is incorporated by reference into this Item 5.02.

Additional information regarding each of these executive officers is included in the section entitled “Management” in Halyard’s Information Statement and is incorporated by reference into this Item 5.02.

Adoption of the Halyard Equity Participation Plan

On October 7, 2014, the Board adopted the Halyard Health, Inc. Equity Participation Plan (the “Employee Plan”), which was approved by Kimberly-Clark as Halyard’s sole stockholder on October 7, 2014 and became effective as of November 1, 2014. The persons who are eligible to receive grants of awards under the Employee Plan are employees (including officers who are employees), advisors and consultants of Halyard or its subsidiaries. Individuals who Halyard expects to become employees, advisors or consultants may also receive grants of awards, subject to the individuals actually becoming employees, advisors or consultants. The Employee Plan will be administered by the Compensation Committee, or other committee appointed by the Board, or the Board itself, although it is expected that the Compensation Committee will generally serve as the administrator. Among other things, the Compensation Committee, in its discretion, selects the awardees to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards, including the type of award to be granted (including whether the award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the number of shares subject to each award. The Employee Plan provides that the Compensation Committee may award to such eligible recipients as it may determine from time to time the following awards: stock options, stock appreciation rights, restricted stock (and in certain limited cases, unrestricted stock), restricted stock units, performance units and cash awards. Subject to the adjustment clauses in the Employee Plan, the maximum aggregate number of shares of Halyard common stock that may be subject to awards granted under the Employee Plan is 4,500,000.

The foregoing description of the Employee Plan is not complete and is qualified in its entirety by reference to the full text of the Employee Plan and the form of award agreements related to the Employee Plan, which are filed as Exhibit 10.8 and 10.9, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Adoption of Outside Director Compensation Plan

On October 7, 2014, the Board adopted the Halyard Health, Inc. Outside Directors’ Compensation Plan (the “Director Plan”), which was approved by Kimberly-Clark as Halyard’s sole stockholder on October 7, 2014 and became effective as of November 1, 2014. All outside (non-employee) directors, and persons expected to become outside (non-employee) directors following the grant date of an award, are eligible for grants of awards under the Director Plan. The Director Plan is administered by the Board. Among other things, the Board, in its discretion, selects the awardees to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards, including the type of award to be granted and the number of shares subject to each award. The Director Plan provides that the Board may award to directors as it may determine from time to time the following awards: stock options, stock appreciation rights, restricted stock (and in certain limited cases, unrestricted stock), restricted stock units, performance units and cash awards. The Director Plan also provides that each director’s annual retainer will be paid under the Director Plan, and the director may elect to receive such compensation as a cash award or in the form of stock options. Subject to the adjustment clauses in the Director Plan, the maximum number of shares of Halyard Common Stock that may be subject to awards granted under the Director Plan is 400,000 shares.

The foregoing description of the Director Plan is not complete and is qualified in its entirety by reference to the full text of the Director Plan and the form of terms and conditions for awards under the Director Plan, which are filed as Exhibits 10.10 and 10.11, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Adoption of Executive Officer Achievement Award Program

On October 7, 2014, the Board adopted the Halyard Health, Inc. Executive Officer Achievement Award Program (the “EOAAP”), which was approved by Kimberly-Clark as Halyard’s sole stockholder on October 7, 2014 and became effective as of November 1, 2014. The Chief Executive Officer and other executive officers of Halyard are eligible for grants of awards under the EOAAP. The EOAAP is administered by the Compensation Committee of the Board. Generally, the EOAAP provides that participants in the EOAAP will be entitled to a cash award for each performance year of participation, with the amount of the award determined based on Halyard’s earnings before unusual items for the performance year, with the maximum award being 2% of earnings before unusual items. The Compensation Committee, in its discretion, may reduce the amount of an award granted under the EOAAP.

The foregoing description of the EOAAP is not complete and is qualified in its entirety by reference to the full text of the EOAAP, which is filed as Exhibit 10.12 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Adoption of Executive Severance Plan

On October 7, 2014, the Board adopted the Halyard Health, Inc. Executive Severance Plan (the “Severance Plan”), which became effective as of November 1, 2014. The Chief Executive Officer and other executive officers of Halyard may be designated as eligible for severance benefits under the Severance Plan upon certain terminations of employment. The Executive Severance Plan is interpreted by and may be amended or terminated by the Compensation Committee of the Board. Generally, the Severance Plan provides for lump sum cash severance benefits based on an executive’s base salary and bonus, along with a designated multiplier, and outstanding equity awards, if the executive’s employment is terminated (i) by Halyard without cause or by the executive for good reason within two years after a change of control or (ii) by Halyard without cause within one year prior to a change of control where the termination of employment is demonstrated to have arisen in connection with or in anticipation of the change of control.

The foregoing description of the Severance Plan is not complete and is qualified in its entirety by reference to the full text of the Severance Plan, which is filed as Exhibit 10.13 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of 4:01 p.m., Eastern Time, on October 31, 2014, Halyard amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and its By-Laws (the “Amended and Restated By-Laws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws can be found in Halyard’s Information Statement under the section entitled “Description of Halyard Capital Stock,” which is incorporated by reference into this Item 5.03.

The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws, which are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 8.01 Other Events.

On November 3, 2014, Halyard issued a press release announcing completion of the Distribution and the beginning of regular-way trading of Halyard common stock on NYSE, a copy of which is included with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Distribution Agreement, dated October 31, 2014, by and between Halyard Heath, Inc. and Kimberly-Clark Corporation. **

3.1	Amended and Restated Certificate of Incorporation of Halyard Health, Inc.

3.2	Amended and Restated By-laws of Halyard Health, Inc.

4.1	Credit Agreement, dated October 31, 2014, by and among Halyard Health, Inc., as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent, Citibank, N.A., as revolver administrative agent and swing-line lender, and the other parties thereto.

10.1	Transition Services Agreement, dated October 31, 2014, by and between Halyard Heath, Inc. and Kimberly-Clark Corporation.

10.2	Tax Matters Agreement, dated October 31, 2014, by and between Halyard Heath, Inc. and Kimberly-Clark Corporation.

10.3	Employee Matters Agreement, dated October 31, 2014, by and between Halyard Heath, Inc. and Kimberly-Clark Corporation.

10.4	Patent and Know-How License Agreement, dated October 31, 2014, between Kimberly-Clark Worldwide, Inc. and Avent, Inc.

10.5	Royalty-Bearing Trademark License Agreement, dated October 31, 2014 between Kimberly-Clark Worldwide, Inc. and Avent, Inc.

10.6	Non Royalty-Bearing Trademark License Agreement, dated October 31, 2014 between Kimberly-Clark Worldwide, Inc. and Avent, Inc.

10.7	Long-term Trademark License Agreement, dated October 31, 2014 between Kimberly-Clark Worldwide, Inc. and Avent, Inc.

10.8	Halyard Health, Inc. Equity Participation Plan, effective as of November 1, 2014.

10.9	Form of Award Agreement related to the Halyard Health, Inc. Equity Participation Plan.

10.10	Halyard Health, Inc. Outside Directors’ Compensation Plan, effective as of November 1, 2014.

10.11	Form of Terms and Conditions of Awards under the Halyard Health, Inc. Outside Directors’ Compensation Plan.

10.12	Halyard Health, Inc. Executive Officer Achievement Award Program, effective as of November 1, 2014.

10.13	Halyard Health, Inc. Executive Severance Plan, effective as of November 1, 2014.

99.1	Press Release dated November 3, 2014.

**	Pursuant to Item 601(b)(2) of Regulation S-K, schedules to this agreement have been omitted because they are not material to an investment decision. Halyard Health, Inc. agrees to furnish supplementally a copy of any ommited schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halyard Health, Inc.

Date: November 4, 2014	By:	/s/ John W. Wesley
		Name:	John W. Wesley
		Title:	Senior Vice President, General Counsel and Chief Ethics and Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Distribution Agreement, dated October 31, 2014, by and between Halyard Health, Inc. and Kimberly-Clark Corporation. **

3.1	Amended and Restated Certificate of Incorporation of Halyard Health, Inc.

3.2	Amended and Restated By-laws of Halyard Health, Inc.

4.1	Credit Agreement, dated October 31, 2014, by and among Halyard Health, Inc., as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent, Citibank, N.A., as revolver administrative agent and swing-line lender, and the other parties thereto.

10.1	Transition Services Agreement, dated October 31, 2014, by and between Halyard Heath, Inc. and Kimberly-Clark Corporation.

10.2	Tax Matters Agreement, dated October 31, 2014, by and between Halyard Heath, Inc. and Kimberly-Clark Corporation.

10.3	Employee Matters Agreement, dated October 31, 2014, by and between Halyard Heath, Inc. and Kimberly-Clark Corporation.

10.4	Patent and Know-How License Agreement, dated October 31, 2014, between Kimberly-Clark Worldwide, Inc. and Avent, Inc.

10.5	Royalty-Bearing Trademark License Agreement, dated October 31, 2014 between Kimberly-Clark Worldwide, Inc. and Avent, Inc.

10.6	Non Royalty-Bearing Trademark License Agreement, dated October 31, 2014 between Kimberly-Clark Worldwide, Inc. and Avent, Inc.

10.7	Long-term Trademark License Agreement, dated October 31, 2014 between Kimberly-Clark Worldwide, Inc. and Avent, Inc.

10.8	Halyard Health, Inc. Equity Participation Plan, effective as of November 1, 2014.

10.9	Form of Award Agreement related to the Halyard Health, Inc. Equity Participation Plan.

10.10	Halyard Health, Inc. Outside Directors’ Compensation Plan, effective as of November 1, 2014.

10.11	Form of Terms and Conditions of Awards under the Halyard Health, Inc. Outside Directors’ Compensation Plan.

10.12	Halyard Health, Inc. Executive Officer Achievement Award Program, effective as of November 1, 2014.

10.13	Halyard Health, Inc. Executive Severance Plan, effective as of November 1, 2014.

99.1	Press Release dated November 3, 2014.

**	Pursuant to Item 601(b)(2) of Regulation S-K, schedules to this agreement have been omitted because they are not material to an investment decision. Halyard Health, Inc. agrees to furnish supplementally a copy of any ommited schedule to the SEC upon request.